Exhibit 99.1

PJT Partners Inc. Reports Record Second Quarter and Six Months 2021 Results; Declares Special Dividend of $3.00 Per Share

Second Quarter Highlights

>	Total Revenues of $241 million, up 3% from a year ago
–	Advisory Revenues of $198 million, up 3%
–	Placement Revenues of $40 million, up 14%
>	GAAP Pretax Income of $52 million and Adjusted Pretax Income of $58 million, up 6% and 5%, respectively
>	GAAP Diluted EPS of $0.89 and Adjusted EPS of $1.06, up 3% and 6%, respectively

Six Month Highlights

>	Total Revenues of $447 million, up 3% from a year ago
–	Advisory Revenues of $350 million, slightly higher than the prior year
–	Placement Revenues of $91 million, up 22%
>	GAAP Pretax Income of $96 million and Adjusted Pretax Income of $107 million, up 16% and 14%, respectively
>	GAAP Diluted EPS of $1.91 and Adjusted EPS of $1.95, up 19% and 13%, respectively

Capital Management and Balance Sheet

>	Repurchased approximately 2.3 million share equivalents YTD
>	$212 million of cash, cash equivalents and short-term investments
>	Declared a $3.00 per share special dividend, to be paid in October 2021

Media Relations: Julie Oakes Joele Frank, Wilkinson Brimmer Katcher Tel: +1 212.355.4449 PJT-JF@joelefrank.com	Investor Relations: Sharon Pearson PJT Partners Inc. Tel: +1 212.364.7120 pearson@pjtpartners.com

New York, July 29, 2021: PJT Partners Inc. (the “Company” or “PJT Partners”) (NYSE: PJT) today announced its financial results for the second quarter and six months ended June 30, 2021.

Paul J. Taubman, Chairman and Chief Executive Officer, said, “We are pleased to report record second quarter and year-to-date results. We are seeing significantly elevated levels of activity across our strategic advisory, capital advisory, shareholder advisory and fund placement businesses. Notwithstanding this year’s headwinds in Restructuring, our other businesses are all on track for record performance in 2021 and we remain extremely confident in our future growth prospects.”

Revenues

The following table sets forth revenues for the three and six months ended June 30, 2021 and 2020:

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	% Change	2021	2020	% Change
	(Dollars in Millions)
Revenues
Advisory	$197.6	$192.5	3%	$350.2	$349.1	0%
Placement	40.3	35.3	14%	90.7	74.3	22%
Interest Income & Other	2.7	4.8	(43%)	6.4	9.4	(31%)
Total Revenues	$240.7	$232.6	3%	$447.4	$432.7	3%

Three Months Ended

Total Revenues increased 3% to $241 million for second quarter 2021 from $233 million for the prior year quarter.

Advisory Revenues increased 3% to $198 million for the current quarter from $193 million for the prior year quarter. Increases in strategic advisory and secondary advisory revenues more than offset a decline in restructuring revenues.

Placement Revenues increased 14% to $40 million for the current quarter from $35 million for the prior year quarter. The increase in Placement Revenues was driven by a significant increase in fund placement activity and partially offset by a decline in corporate placement activity.

Interest Income & Other decreased to $3 million for the current quarter from $5 million for the prior year quarter, primarily driven by a decrease in reimbursable expenses and sublease income.

Six Months Ended

Total Revenues increased 3% to $447 million for the six months ended June 30, 2021 from $433 million for the same period a year ago.

Advisory Revenues were $350 million for the six months, which increased slightly from $349 million for the same period a year ago. Increases in strategic advisory and secondary advisory revenues more than offset a decline in restructuring revenues.

Placement Revenues increased 22% to $91 million for the six months from $74 million for the same period a year ago. The increase in Placement Revenues was driven by a significant increase in fund placement activity and partially offset by a decline in corporate placement activity.

Interest Income & Other decreased to $6 million for the six months from $9 million for the same period a year ago, primarily driven by a decrease in reimbursable expenses and sublease income.

Expenses

The following tables set forth information relating to the Company’s expenses for the three and six months ended June 30, 2021 and 2020:

	Three Months Ended June 30,
	2021		2020
	GAAP	As Adjusted	GAAP	As Adjusted
	(Dollars in Millions)
Expenses
Compensation and Benefits	$153.9	$150.4	$154.7	$151.1
% of Revenues	64.0%	62.5%	66.5%	65.0%
Non-Compensation	$34.3	$32.3	$28.2	$26.2
% of Revenues	14.3%	13.4%	12.1%	11.3%
Total Expenses	$188.2	$182.8	$182.9	$177.3
% of Revenues	78.2%	75.9%	78.6%	76.3%
Pretax Income	$52.4	$57.9	$49.7	$55.2
% of Revenues	21.8%	24.1%	21.4%	23.7%

	Six Months Ended June 30,
	2021		2020
	GAAP	As Adjusted	GAAP	As Adjusted
	(Dollars in Millions)
Expenses
Compensation and Benefits	$286.7	$279.6	$288.8	$281.3
% of Revenues	64.1%	62.5%	66.7%	65.0%
Non-Compensation	$64.3	$60.4	$60.7	$56.8
% of Revenues	14.4%	13.5%	14.0%	13.1%
Total Expenses	$351.0	$340.0	$349.5	$338.1
% of Revenues	78.5%	76.0%	80.8%	78.1%
Pretax Income	$96.3	$107.4	$83.2	$94.6
% of Revenues	21.5%	24.0%	19.2%	21.9%

Compensation and Benefits Expense

Three Months Ended

GAAP Compensation and Benefits Expense was $154 million for second quarter 2021 compared with $155 million for the prior year quarter. Adjusted Compensation and Benefits Expense decreased slightly to $150 million for the current quarter compared with $151 million for the prior year quarter.

Six Months Ended

GAAP Compensation and Benefits Expense was $287 million for the six months ended June 30, 2021 compared with $289 million for the same period a year ago. Adjusted Compensation and Benefits Expense decreased slightly to $280 million for the six months compared with $281 million for the same period a year ago.

Non-Compensation Expense

Three Months Ended

GAAP Non-Compensation Expense was $34 million for second quarter 2021 compared with $28 million for the prior year quarter. Adjusted Non-Compensation Expense was $32 million for the current quarter compared with $26 million for the prior year quarter.

GAAP and Adjusted Non-Compensation Expense increased during the current quarter compared with the prior year quarter, primarily driven by increases in Professional Fees, Communications and Information Services and Travel and Related. Professional Fees increased primarily due to higher senior advisor expenses as well as increased recruiting costs. The increase in Communications and Information Services was primarily driven by investments in our technology infrastructure. Travel and Related activity increased during the current quarter compared with the same period a year ago, although it remains below historical pre-COVID levels.

Six Months Ended

GAAP Non-Compensation Expense was $64 million for the six months ended June 30, 2021 compared with $61 million for the same period a year ago. Adjusted Non-Compensation Expense was $60 million for the six months compared with $57 million for the same period a year ago.

GAAP and Adjusted Non-Compensation Expense increased during the six months compared with the same period a year ago, primarily driven by increases in Professional Fees as well as Communications and Information Services and partially offset by a decrease in Travel and Related. Professional Fees increased primarily due to higher senior advisor expenses as well as increased recruiting costs. The increase in Communications and Information Services was primarily driven by investments in our technology infrastructure. Travel and Related decreased during the six months compared with the same period a year ago due to reduced travel and entertainment activity in the first quarter of 2021.

Provision for Taxes

As of June 30, 2021, PJT Partners Inc. owned 60.9% of PJT Partners Holdings LP. PJT Partners Inc. is subject to corporate U.S. federal and state income tax while PJT Partners Holdings LP is subject to New York City unincorporated business tax and other entity-level taxes imposed by certain state and foreign jurisdictions. Please refer to Note 12. “Stockholders’ Equity” in the “Notes to Consolidated Financial Statements” in “Part II. Item 8. Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for further information about the corporate ownership structure. The effective tax rate for GAAP Net Income for the three months ended June 30, 2021 and 2020 was 18.3% and 17.6%, respectively. The effective tax rate for GAAP Net Income for the six months ended June 30, 2021 and 2020 was 10.1% and 12.4%, respectively.

In calculating Adjusted Net Income, If-Converted, the Company has assumed that all outstanding Class A partnership units in PJT Partners Holdings LP (“Partnership Units”) (excluding the unvested partnership units that have yet to satisfy certain market conditions) have been exchanged into shares of the Company’s Class A common stock, subjecting all of the Company’s income to corporate-level tax.

The effective tax rate for Adjusted Net Income, If-Converted for the six months ended June 30, 2021 was 22.8% compared with 24.8% for full year 2020. This tax rate excludes the tax benefits of the adjustments for transaction-related compensation expense, amortization expense, tax benefit recorded pursuant to the

Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) as well as certain payments to The Blackstone Group Inc. (“Blackstone”) as a result of the Company’s spin-off on October 1, 2015 from Blackstone (the “spin-off”).

Capital Management and Balance Sheet

As of June 30, 2021, the Company held cash, cash equivalents and short-term investments of $211.8 million, and had no funded debt.

On February 1, 2021, the Company’s Board of Directors authorized a $150 million increase to the Company’s Class A common stock repurchase program. As of June 30, 2021, the Company’s remaining repurchase authorization was $106.2 million.

During the second quarter 2021, the Company repurchased 494 thousand shares of Class A common stock pursuant to the share repurchase program and 221 thousand Partnership Units for cash pursuant to the quarterly exchange program. During the second quarter 2021, the total share equivalent repurchases were 715 thousand shares at an average price of $71.48 per share. During the six months ended June 30, 2021, the total share equivalent repurchases were 2.3 million shares at an average price of $70.75 per share.

The Company intends to repurchase 394,296 Partnership Units for cash on August 5, 2021 at a price equal to the volume-weighted average price per share of the Company’s Class A common stock on August 2, 2021.

Dividend

The Board of Directors of PJT Partners Inc. has declared a dividend of $0.05 per share of Class A common stock, which will be paid on September 22, 2021 to Class A common stockholders of record on September 8, 2021.

The Board of Directors of PJT Partners Inc. has also declared a special dividend of $3.00 per share of Class A common stock, which will be paid on October 18, 2021 to Class A common stockholders of record on October 4, 2021.

COVID-19 Impact on Operations

The majority of the Company’s employees continue to work remotely, as they have since mid-March 2020. The Company is working toward a return to office during the third quarter of 2021. Additionally, there have been no material changes to the Company’s internal controls as a result of this working environment.

Quarterly Investor Call Details

PJT Partners will host a conference call on July 29, 2021 at 8:30 a.m. ET to discuss its second quarter 2021 results. The conference call can be accessed via the internet on www.pjtpartners.com or by dialing +1 (888) 204-4368 (U.S. domestic) or +1 (720) 543-0214 (international), passcode 6901007. For those unable to listen to the live broadcast, a replay will be available following the call at www.pjtpartners.com or by dialing +1 (888) 203-1112 (U.S. domestic) or +1 (719) 457-0820 (international), passcode 6901007.

About PJT Partners

PJT Partners is a premier global advisory-focused investment bank. We offer a unique portfolio of advisory services designed to help our clients achieve their strategic objectives. Our team of senior professionals delivers a range of strategic advisory, capital markets advisory, restructuring and special situations and shareholder advisory services to corporations, financial sponsors, institutional investors and governments around the world. We also provide, through PJT Park Hill, private fund advisory and fundraising services for alternative investment managers, including private equity funds, real estate funds and hedge funds. To learn more about PJT Partners, please visit our website at www.pjtpartners.com.

Forward-Looking Statements

Certain material presented herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include certain information concerning future results of operations, business strategies, acquisitions, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “opportunity,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, many of which are outside our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance upon any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (a) changes in governmental regulations and policies; (b) the possibility of cyberattacks, security vulnerabilities, and internet disruptions, including breaches of data security and privacy leaks, data loss, and business interruptions; (c) the possibility of failure of our computer systems or communication systems during a catastrophic event, including as a result of the increased use of remote work environments and virtual platforms during the outbreak of COVID-19 (coronavirus); (d) the impact of catastrophic events, such as COVID-19, on the U.S. and the global economy, including business disruptions, reductions in employment and an increase in business failures; (e) the impact of catastrophic events, such as COVID-19, on our employees and our ability to provide services to our clients and respond to their needs; (f) the failure of third-party service providers to perform their functions; and (g) volatility in the political and economic environment.

Any of these factors, as well as such other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the United States Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in the Company’s periodic filings with the SEC, accessible on the SEC’s website at www.sec.gov, could cause the Company’s results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that the Company is unable to predict at this time or that are not currently expected to have a material adverse effect on its business. Any such risks could cause the Company’s results to differ materially from those expressed in forward-looking statements.

Non-GAAP Financial Measures

The following represent key performance measures that management uses in making resource allocation and/or compensation decisions. These measures should not be considered substitutes for, or superior to, financial measures prepared in accordance with GAAP.

Management believes the following non-GAAP measures, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results: Adjusted Pretax Income; Adjusted Net Income; Adjusted Net Income, If-Converted, in total and on a per-share basis (referred to as “Adjusted EPS”); Adjusted Compensation and Benefits Expense and Adjusted Non-Compensation Expense. These non-GAAP measures, presented and discussed in this earnings release, remove the significant accounting impact of: (a) transaction-related compensation expense, including expense related to Partnership Units with both time-based vesting and market conditions as well as equity-based and cash awards granted in connection with the spin-off and acquisition of CamberView Partners Holdings, LLC (“CamberView”); (b) intangible asset amortization associated with Blackstone’s initial public offering (“IPO”), the acquisition of PJT Capital LP, and the acquisition of CamberView; and (c) the amount the Company has agreed to pay Blackstone related to the net realized cash benefit from certain compensation-related tax deductions. Reconciliations of the non-GAAP measures to their most directly comparable GAAP measures and further detail regarding the adjustments are provided in the Appendix.

To help investors understand the effect of the Company’s ownership structure on its Adjusted Net Income, the Company has presented Adjusted Net Income, If-Converted. This measure illustrates the impact of taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding the unvested Partnership Units that have yet to satisfy certain market conditions) were exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects. This tax rate excludes the tax benefits of the adjustments for transaction-related compensation expense, amortization expense, tax benefit recorded pursuant to the CARES Act as well as certain payments to Blackstone resulting from the spin-off.

Appendix

GAAP Condensed Consolidated Statements of Operations (unaudited)

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

Summary of Shares Outstanding (unaudited)

Footnotes

PJT Partners Inc.

GAAP Condensed Consolidated Statements of Operations (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues
Advisory	$197,624	$192,539	$350,224	$349,130
Placement	40,337	35,260	90,720	74,252
Interest Income and Other	2,720	4,764	6,437	9,352
Total Revenues	240,681	232,563	447,381	432,734
Expenses
Compensation and Benefits	153,924	154,730	286,717	288,754
Occupancy and Related	8,760	8,659	17,219	17,313
Travel and Related	1,697	537	2,214	5,833
Professional Fees	8,233	5,540	15,950	10,063
Communications and Information Services	5,033	3,594	9,207	7,140
Depreciation and Amortization	3,809	3,709	7,643	7,529
Other Expenses	6,779	6,117	12,096	12,866
Total Expenses	188,235	182,886	351,046	349,498
Income Before Provision for Taxes	52,446	49,677	96,335	83,236
Provision for Taxes	9,590	8,760	9,683	10,310
Net Income	42,856	40,917	86,652	72,926
Net Income Attributable to Non-Controlling Interests	19,711	19,247	36,825	32,396
Net Income Attributable to PJT Partners Inc.	$23,145	$21,670	$49,827	$40,530
Net Income Per Share of Class A Common Stock
Basic	$0.92	$0.88	$1.99	$1.66
Diluted	$0.89	$0.86	$1.91	$1.61
Weighted-Average Shares of Class A Common Stock Outstanding
Basic	25,051,017	24,636,534	25,010,968	24,367,124
Diluted	42,096,035	25,462,235	42,614,627	40,374,694

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP Net Income	$42,856	$40,917	$86,652	$72,926
Less: GAAP Provision for Taxes	9,590	8,760	9,683	10,310
GAAP Pretax Income	52,446	49,677	96,335	83,236

Adjustments to GAAP Pretax Income
Transaction-Related Compensation Expense(1)	3,497	3,591	7,104	7,477
Amortization of Intangible Assets(2)	1,942	1,927	3,922	3,855
Spin-Off-Related Payable Due to Blackstone(3)	24	24	56	53
Adjusted Pretax Income	57,909	55,219	107,417	94,621
Adjusted Taxes(4)	10,049	9,373	11,037	10,782
Adjusted Net Income	47,860	45,846	96,380	83,839

If-Converted Adjustments
Less: Adjusted Taxes(4)	(10,049)	(9,373)	(11,037)	(10,782)
Add: If-Converted Taxes(5)	13,450	14,165	24,439	24,421
Adjusted Net Income, If-Converted	$44,459	$41,054	$82,978	$70,200

GAAP Net Income Per Share of Class A Common Stock
Basic	$0.92	$0.88	$1.99	$1.66
Diluted	$0.89	$0.86	$1.91	$1.61
GAAP Weighted-Average Shares of Class A Common Stock Outstanding
Basic	25,051,017	24,636,534	25,010,968	24,367,124
Diluted	42,096,035	25,462,235	42,614,627	40,374,694

Adjusted Net Income, If-Converted Per Share	$1.06	$1.00	$1.95	$1.72
Weighted-Average Shares Outstanding, If-Converted	42,101,220	40,965,990	42,619,812	40,847,925

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data – continued (unaudited)

(Dollars in Thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP Compensation and Benefits Expense	$153,924	$154,730	$286,717	$288,754
Transaction-Related Compensation Expense(1)	(3,497)	(3,591)	(7,104)	(7,477)
Adjusted Compensation and Benefits Expense	$150,427	$151,139	$279,613	$281,277

Non-Compensation Expenses
Occupancy and Related	$8,760	$8,659	$17,219	$17,313
Travel and Related	1,697	537	2,214	5,833
Professional Fees	8,233	5,540	15,950	10,063
Communications and Information Services	5,033	3,594	9,207	7,140
Depreciation and Amortization	3,809	3,709	7,643	7,529
Other Expenses	6,779	6,117	12,096	12,866
GAAP Non-Compensation Expense	34,311	28,156	64,329	60,744
Amortization of Intangible Assets(2)	(1,942)	(1,927)	(3,922)	(3,855)
Spin-Off-Related Payable Due to Blackstone(3)	(24)	(24)	(56)	(53)
Adjusted Non-Compensation Expense	$32,345	$26,205	$60,351	$56,836

PJT Partners Inc.

Summary of Shares Outstanding (unaudited)

The following table provides a summary of weighted-average shares outstanding for the three and six months ended June 30, 2021 and 2020 for both basic and diluted shares. The table also provides a reconciliation to If-Converted Shares Outstanding assuming that all Partnership Units and unvested PJT Partners Inc. restricted stock units (“RSUs”) were converted to shares of the Company’s Class A common stock:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Weighted-Average Shares Outstanding - GAAP
Basic Shares Outstanding, GAAP	25,051,017	24,636,534	25,010,968	24,367,124
Dilutive Impact of Unvested RSUs(6)	1,197,577	825,701	1,563,341	876,883
Dilutive Impact of Partnership Units(7)	15,847,441	—	16,040,318	15,130,687
Diluted Shares Outstanding, GAAP	42,096,035	25,462,235	42,614,627	40,374,694

Weighted-Average Shares Outstanding - If-Converted
Basic Shares Outstanding, GAAP	25,051,017	24,636,534	25,010,968	24,367,124
Unvested RSUs(8)	1,202,762	852,173	1,568,526	903,360
Partnership Units(7)	15,847,441	15,477,283	16,040,318	15,577,441
If-Converted Shares Outstanding	42,101,220	40,965,990	42,619,812	40,847,925

	As of June 30,
	2021	2020
Fully-Diluted Shares Outstanding(9)	44,485,568	44,448,705

As of June 30, 2021, 1.2 million Partnership Units and 0.3 million RSUs were not included in any share count calculations. These Partnership Units and RSUs are only triggered if the Company achieves a volume-weighted average share price of $79 over any consecutive 30-day trading period prior to October 1, 2021.

Footnotes

(1)

This adjustment adds back to GAAP Pretax Income transaction-related compensation expense for Partnership Units with both time-based vesting and market conditions as well as equity-based and cash awards granted in connection with the spin-off and the acquisition of CamberView.

(2)

This adjustment adds back to GAAP Pretax Income amounts for the amortization of intangible assets that are associated with Blackstone’s IPO, the acquisition of PJT Capital LP on October 1, 2015 and the acquisition of CamberView on October 1, 2018.

(3)

This adjustment adds back to GAAP Pretax Income the amount the Company has agreed to pay Blackstone related to the net realized cash benefit from certain compensation-related tax deductions. Such expense is reflected in Other Expenses in the Condensed Consolidated Statements of Operations.

(4)	Represents taxes on Adjusted Pretax Income, considering both current and deferred income tax effects for the current ownership structure.
(5)

Represents taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding the unvested Partnership units that have yet to satisfy market conditions) were exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects. This tax rate excludes the tax benefits of the adjustments for transaction-related compensation expense, amortization expense, tax benefit recorded pursuant to the CARES Act as well as certain payments to Blackstone resulting from the spin-off.

(6)	Represents the dilutive impact under the treasury method of unvested, non-participating RSUs that have a remaining service requirement.
(7)	Represents the number of shares assuming the conversion of vested Partnership Units and Partnership Units that achieved certain market conditions.
(8)	Represents the dilutive impact of unvested RSUs that have a remaining service requirement.
(9)

Assumes all Partnership Units and unvested participating RSUs have been converted to shares of the Company’s Class A common stock. As of June 30, 2021, 1.2 million Partnership Units and 0.3 million RSUs were not included in any share count calculations. These Partnership Units and RSUs are only triggered if the Company achieves a volume-weighted average share price of $79 over any consecutive 30-day trading period prior to October 1, 2021.

Note:	Amounts presented in tables above may not add or recalculate due to rounding.